                                                     As filed on August 31, 1998
                                                     Registration No. 333-_____



                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
-------------------------------------------------------------------------------
                            REGISTRATION STATEMENT
                                  ON FORM S-8
                                     Under
                          THE SECURITIES ACT OF 1933
                          COMMISSION FILE NO. 0-23057

                                LOGILITY, INC.
                                --------------
            (Exact name of registrant as specified in its charter)

          GEORGIA                                              58-2281338
(State or other jurisdiction                                  (IRS Employer
of incorporation or organization)                           Identification No.)


                                Logility, Inc.
                           470 East Paces Ferry Road
                            Atlanta, Georgia 30305
                                (404) 261-9777
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                 (Address of registrant's Principal Executive
                                   Offices)

                        Logility, Inc. 1997 Stock Plan
                           (Full title of the plan)
                   ----------------------------------------
                              Henry B. Levi, Esq.
                           Gambrell & Stolz, L.L.P.
                          Suite 4300, SunTrust Plaza
                          303 Peachtree Street, N.E.
                            Atlanta, Georgia 30308
                                (404)  577-6000
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                    (Name and address of agent for service)

                       Copies of all communications to:
                                James M. Modak
                            Chief Financial Officer
                                Logility, Inc.
                           470 East Paces Ferry Road
                            Atlanta, Georgia 30305
                                (404) 261-9777

              The Exhibit Index appears after the Signature Page
                        of this Registration Statement.



Title of each class                   Proposed maximum    Proposed maximum         Amount of
of securities to be    Amount to be  offering price per  aggregate offering       Registration
registered             registered/1/     share/2/          price/1/ /2/              Fee
----------------------------------------------------------------------------------------------

Common Stock,          1,200,000         $3.625          $3,280,625              $968
no par value

_____________________

/1/ Based upon the aggregate number of Shares presently authorized for issuance under the Plan, less Shares already purchased pursuant to options granted under such Plan. Pursuant to General Instruction E, the registration fee is payable only with respect to the additional 905,000 shares registered resulting from amendments to the Plan. The remaining shares were registered under Registration Statement number 333-47023.

/2/ Calculated pursuant to Rule 457(h)(1) solely for purposes of determining the amount of the registration fee, based upon the average of the high and low prices reported on August 25, 1998, on the Nasdaq National Stock Market.

                  STATEMENT PURSUANT TO GENERAL INSTRUCTION E

     Except for Item 8 below, the contents of Registration Statement No. 333-47023 on Form S-8 of the Registrant are hereby incorporated by reference. Such Registration Statement relates to the same stock option plan to which this Registration Statement relates. This Registration Statement is being filed to register additional securities, of the same class, registered under Registration Statement No. 333-47023.

Item 8.   Exhibits.
          --------

Exhibit Number      Description
--------------      -----------

    4.1      Logility, Inc. 1997 Stock Plan (Amended and Restated August
             26,1998).

    4.2 Forms of Stock Option Agreements, included as Exhibit 10.1 to the Company's Registration Statement Number 333-33385 on Form S-1 filed with the Commission on August 12, 1997 ("1997 Registration Statement") and incorporated herein by this reference.

    4.3      Forms of Stock Appreciation Rights Agreements, included as Exhibit
             10.1 to the Company's 1997 Registration Statement and incorporated herein by this reference.

    5        Opinion of Counsel regarding legality

    23.1     Independent Auditors' Consent

    23.2     Consent of Counsel (included in Exhibit 5)

    24       Power of Attorney (contained within Signature Page)

                                 SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 26th day of August, 1998.

                              LOGILITY, INC.

                                    By:/s/ J. Michael Edenfield
                                      J. Michael Edenfield,
                                      Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Michael Edenfield and James M. Modak, or either of them, his attorney-in-fact, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                   Dated
                                                                   -----

/s/ J. Michael Edenfield    Director and Chief Executive           August 26, 1998
J. Michael Edenfield        Officer (Principal Executive Officer)

/s/ James C. Edenfield      Director                               August 26, 1998
James C. Edenfield

_________________________   Director                               August __, 1998
C. Tycho Howle

/s/ Parker H. Petit         Director                               August 26, 1998
Parker H. Petit

/s/ John A. White           Director                               August 26, 1998
John A. White

/s/ James M. Modak          Chief Financial Officer and Senior     August 26, 1998
James M. Modak              Vice President (Principal Financial Officer)

                                 EXHIBIT INDEX




Exhibit Number            Description                              Page
--------------            -----------                              ----
     4.1     Logility, Inc. 1997 Stock Plan (Amended and Restated
               August 26, 1998)                                     5

     5       Opinion of Counsel regarding legality                 18

     23.1    Independent Auditors' Consent                         20

     23.2    Consent of Counsel (included in Exhibit 5)

     24      Power of Attorney (contained within Signature Page)    3
